EXHIBIT 23


                                BERNARD J. DONTH
                          Certified Public Accountants
                               2560 RCA Boulevard
                                    Suite 108
                        Palm Beach Gardens, Florida 33410

Amazon Herb Company
725 North A1A, Suite C-115
Jupiter, Florida 33447

RE: AMAZON HERB COMPANY

Dear Sir or Madam:

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our Reports dated November 18,1996 and August 26, 1997, relating to the financial statements of Amazon Herb Company which are contained in this Prospectus.

We also consent to the reference to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.

BERNARD J. DONTH

Jupiter, Florida
June 15, 1998